SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest
Event Reported):  January 10, 2006

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-31337

DELAWARE	94-1402710
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

401 River Oaks Parkway, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 577-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 10, 2006, WJ Communications, Inc., (the “Company”) received a letter from the staff of the Listings Qualification Department of the Nasdaq Stock Market, Inc. (“Nasdaq”) dated January 10, 2006, notifying the Company that as a result of the Board of Directors vacancy created by the resignation of Jan Loeber as a director and member of the Company’s Audit Committee on December 31, 2005, the Company does not comply with Nasdaq’s Marketplace Rule 4350(d)(2), which requires the company to have an audit committee of at least three independent directors as defined by Nasdaq’s rules. Consistent with Marketplace Rule 4350(d)(4), the Company has a cure period until the earlier of December 31, 2006 or the Company’s next annual meeting of stockholders to fill the vacancy and regain compliance.

Item 7.01.                       Regulation FD Disclosure

On January 12, 2006, the Company issued a press release regarding the receipt of a deficiency notification from Nasdaq.  A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                       Financial Statements and Exhibits

(d) Exhibits

99.1                           Press Release dated January 12, 2006 regarding the receipt of a deficiency notification from Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.

By:	/s/ DAVID R. PULVINO
David R. Pulvino
Principal Accounting Officer

Dated:  January 17, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of Press Release dated January 12, 2006.